UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2018

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.03	Material Modification to Rights of Security Holders.

See Item 5.03 of this report which is incorporated into this Item 3.03 by this reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed below in Item 5.07, the stockholders of Biocept, Inc. (the “Company”) approved a proposal to amend the Company’s Certificate of Amendment of Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1:20 to 1:30, such ratio to be determined in the discretion of the Company’s board of directors.

On July 6, 2018, pursuant to the approval of the Company’s board of directors, the Company effected a reverse stock split of the Company’s common stock at a ratio of 1:30 pursuant to the filing of a Certificate of Amendment of Certificate of Incorporation of Biocept, Inc. (the “Charter Amendment”).

The Charter Amendment provides that at the effective time of the reverse stock split, every 30 shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of common stock, without any change in par value per share. The reverse stock split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the reverse stock split, as well as the number of shares of common stock available for issuance under the Company’s Amended and Restated 2013 Equity Incentive Plan. In addition, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options or warrants outstanding immediately prior to the effectiveness of the reverse stock split. No fractional shares will be issued in connection with the reverse stock split. Instead, the Company will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.

The Company anticipates that the common stock will began trading on The Nasdaq Capital Market on a split-adjusted basis when the market opens on July 10, 2018. The new CUSIP number for the Company’s common stock following the reverse stock split is 09072V 402.

The foregoing summary of the Charter Amendment is subject to, and qualified in its entirety by reference to the Charter Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 28, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders voted on and approved Proposals 1, 2, 3 and 5, as further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2018.   Prior to voting on Proposal 4, the Annual Meeting was adjourned until July 6, 2018, at 1 p.m. Pacific Time, to allow additional time for voting on Proposal 4, which sought to approve an amendment to the Company’s Certificate of Amendment of Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1:20 to 1:30.

As of May 14, 2018, the record date for the Annual Meeting, 68,213,349 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the July 6, 2018 continuation of the Annual Meeting, 50,088,398 shares of common stock were present in person or represented by proxy.

At the July 6, 2018 continuation of the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Certificate of Amendment of Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1:20 to 1:30. The final voting results are as follows:

Votes For	34,885,697
Votes Against	14,319,486
Abstentions	883,215
Broker Non-Votes	0

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1Certificate of Amendment to Certificate of Incorporation of Biocept, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCEPT, INC.
Dated: July 6, 2018	By:	/s/ Michael W. Nall
	Name:	Michael W. Nall
	Title:	President and Chief Executive Officer